                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in this registration statement of El Paso Energy Corporation on Form S-3 of our report dated March 12, 1998, on our audits of the consolidated financial statements and financial statement schedule of El Paso Natural Gas Company as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996 and 1995, which report is included in the Annual Report on Form 10-K of El Paso Natural Gas Company for the year ended December 31, 1997. We also consent to the reference to our firm under the caption "Experts."

PricewaterhouseCoopers LLP

Houston, Texas
August 6, 1998